Exhibit 99.1
FREMONT GENERAL CORPORATION PROVIDES UPDATE ON MATTERS PERTAINING TO RECENTLY ANNOUNCED
TRANSACTIONS AS WELL AS FUTURE PLANS
     (BREA, CALIFORNIA) — May 9, 2008: Fremont General Corporation (“FGC” or the “Company”) (OTC: FMNT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL” or the “Bank”), is today providing updated information on matters that pertain to its previously announced transactions with CapitalSource, Inc. and Litton Loan Servicing LP as well as with respect to its future plans.
     On April 13, 2008, the Company, Fremont General Credit Corporation, a California corporation and the Company’s wholly-owned subsidiary (“FGCC”) and FIL entered into a Purchase and Assumption Agreement (the “P&A Agreement”) with CapitalSource TRS Inc. (the “Purchaser”), a wholly-owned subsidiary of CapitalSource, Inc. (“CapitalSource”) and, for limited reasons described in the P&A Agreement, CapitalSource. The P&A Agreement provides for the purchase of a substantial portion of FIL’s assets, including all of FIL’s branches, and the assumption of all of FIL’s deposits, by a California industrial bank to-be-organized and wholly-owned by the Purchaser. All regulatory applications for approval of the CapitalSource transaction have since been filed by the Purchaser. Upon approval of the requisite regulatory applications, the CapitalSource industrial bank so formed would be a Federal Deposit Insurance Corporation (“FDIC”) insured depository institution with deposits insured to the fullest extent provided by law.
     On May 8, 2008, FGC announced that FIL had entered into an Asset Purchase Agreement with Litton Loan Servicing LP, an affiliate of Goldman Sachs & Co., that provides for the sale of FIL’s remaining mortgage servicing rights on its $12.2 billion serviced loan portfolio (as of March 31, 2008) (the “Servicing Asset Sale”). With the execution yesterday of this agreement, FIL has now contracted to sell substantially all of FIL’s remaining assets. Subject to receipt of non-objection from the Regulatory Authorities (defined below), FIL expects that it should be in a position to close the Servicing Asset Sale prior to the receipt of all requisite regulatory approvals for the CapitalSource transaction.
     Because of the regulatory prohibitions that the Company and FIL are operating under and due to lack of other viable alternatives available to FGC, which is described in more detail in a Form 8-K which is concurrently being filed with the Securities and Exchange Commission (“SEC”), the Board of Directors of FGC believes that it should take all actions necessary and appropriate to consummate the transactions contemplated by the P&A Agreement in order to (1) comply with the terms of the Supervisory Prompt Corrective Action Directive (the “Directive”) issued on March 26, 2008 by the FDIC with the concurrence of the California Department of Financial Institutions (“DFI” and, collectively with the FDIC, the “Regulatory Authorities”), which has been disclosed in prior press releases, (2) enhance the capital of FIL, and (3) avoid further action by the Regulatory Authorities which could be detrimental to FGC’s constituencies. For this reason, FGC publicly disclosed in announcing the CapitalSource transaction that in the event that FGC was not in a position to produce required consolidated financial information in a timely manner to conduct a proxy solicitation, FGC would likely determine to file a voluntary petition for bankruptcy following receipt of the requisite approvals for the CapitalSource transaction from the Regulatory Authorities.
     The Company has determined that it is not in a position to provide in any type of realistic time frame current and complete consolidated financial information of FGC that would be required by the SEC proxy rules to solicit shareholders for approval of the transaction with CapitalSource. Accordingly, absent the occurrence of another viable transaction for the remaining assets and liabilities of the Company and FIL, or of a transaction for the entire consolidated company or an alternative transaction with respect to FIL, which in the case of a transaction for the entire consolidated Company or for FIL would require the board of directors of the Company or FIL to determine that the failure to pursue such alternative transaction would be a breach of the respective boards’ fiduciary duties under applicable laws, it is the expectation of the board of directors of FGC that it will cause FGC to file a petition for a voluntary bankruptcy proceeding solely with respect to FGC under Chapter 11 of the U.S. Bankruptcy Code following the receipt of all requisite approvals of the Regulatory Authorities of the CapitalSource transaction. Under such circumstances, the Company would request approval of the CapitalSource transaction in accordance with federal bankruptcy laws. The bankruptcy filing will not impact the operation of FIL or affect the FDIC insurance of deposits. Information related to the various efforts of the Company’s new management to resolve the various legacy issues confronting the Company and FIL which leads to the decision to file for bankruptcy is described in the referenced Form 8-K concurrently filed today with the SEC.
     If the Company is able to close on the CapitalSource transaction and the Servicing Asset Sale as contemplated, the FIL board of directors would provide certification to the FDIC that all deposit liabilities were assumed by the newly formed, FDIC insured CapitalSource industrial bank, resulting in termination of its FDIC insured status, and then file application with the DFI to surrender its banking charter. Completion of the CapitalSource transaction and of the Servicing Asset Sale, and termination of the Bank’s insurance of accounts and surrender of the Bank’s charter would effectively end the Bank’s supervision by the Regulatory Authorities. At that time, the FIL’s board of directors expects to begin the process of an orderly liquidation of FIL. Notwithstanding a bankruptcy filing by FGC, FIL’s objective during such a liquidation process will be to continue to work to resolve FIL’s liabilities as new management has been doing, with the goal of providing as much liquidity as possible to be available to satisfy, in whole or in part, the claims of FGC’s creditors and, to the extent any liquidity remains, FGC’s shareholders. FGC can give no assurance that it will be successful in such efforts. FGC management expects to continue to publicly report on its continuing efforts to resolve legacy claims at FGC and FIL.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the FDIC.
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.

Forward-Looking Statements
     This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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